MILLER & CO. LLP
CERTIFIED PUBLIC ACCOUNTNATS

                                                     Exhibit 23.2


      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

W. Randy Eaddy, Esquire
Kilpatrick Stockton LLP
1100 Peachtree Street
Atlanta, GA  30309


                       Re: Industrial Distribution Group, Inc./Shearer Industrial Supply Co. and Subsidiaries
                            -------------------------------------------

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997 included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated September 23, 1997 and to all references to our Firm included in or made a part of this Registration Statement.


                       /s/  Miller & Co. LLP

York, Pennsylvania

January 27, 1998